Exhibit 99.1

Sonus Networks Announces Preliminary Third Quarter 2017 Financial Results

October 13, 2017

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in secure and intelligent cloud communications, today announced preliminary results for the third quarter ended September 30, 2017.

Financial Highlights — Sonus-only

The following table summarizes select Sonus consolidated third quarter preliminary financial results compared to the third quarter guidance provided on August 3, 2017:

Three months ended September 30, 2017
	Preliminary Results	Previously Provided Guidance

Total revenue	$74.5 million	$70 million to $72 million
GAAP gross margin	73%	Not provided
Non-GAAP gross margin(1)	75%	Not provided
GAAP diluted earnings per share	$0.06 to $0.07	$0.05 to $0.08
Non-GAAP diluted earnings per share(1)	$0.25 to $0.26	$0.17 to $0.20
Shares used to compute diluted earnings per share	50.1 million	50.2 million

(1) Please see the reconciliation of non-GAAP and GAAP financial measures in the appendix.

The following tables summarize select Sonus consolidated historical quarterly results (in millions except percentages and per share data):

	YTD Q3-17 (Prelim)	Q3-17 (Prelim)	Q2-17 (Actual)	Q1-17 (Actual)

Total revenue	$183.6	$74.5	$55.7	$53.4
GAAP gross margin	68%	73%	65.3%	63.2%
Non-GAAP gross margin(1)	71%	75%	68.8%	67.0%
GAAP diluted earnings per share or (loss) per share	$(0.39) to $(0.40)	$0.06 to $0.07	$(0.25)	$(0.22)
Non-GAAP diluted earnings per share or (loss) per share(1)	$0.14 to $0.15	$0.25 to $0.26	$(0.02)	$(0.09)
Shares used to compute GAAP diluted earnings per share or (loss) per share	49.5	50.1	49.5	49.1
Shares used to compute non-GAAP diluted earnings per share or (loss) per share	50.0	50.1	49.5	49.1

	YTD Q3-16 (Actual)	Q3-16 (Actual)	Q2-16 (Actual)	Q1-16 (Actual)

Total revenue	$185.0	$65.0	$60.9	$59.1
GAAP gross margin	66.1%	67.0%	66.1%	64.9%
Non-GAAP gross margin(1)	69.2%	69.9%	69.2%	68.4%
GAAP diluted earnings per share or (loss) per share	$(0.23)	$(0.08)	$(0.06)	$(0.09)
Non-GAAP diluted earnings per share or (loss) per share(1)	$0.24	$0.12	$0.08	$0.03
Shares used to compute GAAP diluted earnings per share or (loss) per share	49.4	49.4	49.4	49.5
Shares used to compute non-GAAP diluted earnings per share or (loss) per share	49.8	49.9	50.0	49.7

(1) Please see the reconciliation of non-GAAP and GAAP financial measures in the appendix.

Cash and investments were $131.6 million at the end of the third quarter of 2017, compared to $125.9 million at the end of the second quarter of 2017.

The Company had two customers that contributed 10% or more of total revenue in the third quarter of 2017: Verizon, which contributed approximately 16% of revenue, and AT&T, which contributed approximately 11% of revenue.

The preliminary results are based upon currently available information and Sonus’ management’s preliminary analysis of the financial results for the quarter ended September 30, 2017.  These preliminary estimates have been prepared by, and are the responsibility of, Sonus management.  Sonus’ independent registered public accounting firm, Deloitte & Touche LLP, has not audited or reviewed, and does not express an opinion with respect to, these Q3 2017 preliminary financial results.  This summary is not a comprehensive statement of Sonus’ financial results for the three months ended September 30, 2017.  Actual results may differ from these estimates due to the completion of Sonus’ quarterly closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized.  The Company expects to complete its closing procedures with respect to the three months ended September 30, 2017 and to file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 no later than October 27, 2017.

“I’m very pleased to report that Sonus delivered another solid quarter, including the satisfaction of major milestones for a large competitive displacement in North America.  Sonus’ gross margin was particularly strong in Q3 as we continue to evolve to software solutions based on many years of investment in network virtualization,” said Raymond Dolan, Sonus president and chief executive officer.

Dolan continued, “As we approach the closing of our merger with GENBAND, which remains subject to shareholder approval, we remain committed to attaining the $40 to $50 million of annual cost savings anticipated when we announced our plans in May.  Also, the feedback that we’ve received from customers has been extremely positive.  Our combined product offerings will make us more strategic to many customers, and our scale will allow us to invest even more in key areas as both service providers and enterprises migrate to fully-virtualized, cloud architectures.”

The following table summarizes select consolidated Sonus-only outlook for the full year 2017, as well as select consolidated full year financial results for fiscal 2016.  Taking into account the preliminary results reported above, including the timing nature of some of the additional revenue recognized in the third quarter, Sonus continues to expect full year results in line with the upper end of the guidance it originally provided on August 3, 2017.  That guidance is presented in the table below, alongside actual results for the year ended December 31, 2016.

	Outlook Year Ending December 31, 2017(2)	Actual Year Ended December 31, 2016

Total revenue	Flat	$252.6 million
GAAP gross margin	Not provided	66.4%
Non-GAAP gross margin(1)	Not provided	69.4%
GAAP loss per share	$(0.46)	$(0.28)
Non-GAAP diluted earnings per share(1)	$0.26	$0.33
GAAP shares used to compute loss per share	49.6 million	49.4 million
Non-GAAP shares used to compute diluted earnings per share	50.0 million	49.7 million

(1) Please see the reconciliation of non-GAAP and GAAP financial measures in the press release appendix.

(2) Outlook for the year ending December 31, 2017 excludes $5.0 million of acquisition-related costs, $3.5 million of restructuring and $1.5 million of merger integration costs, all of which would be in connection with the pending merger with GENBAND.

Financial Highlights — GENBAND-only

The following table summarizes for GENBAND its consolidated historical revenue for the first two quarters of 2017, the four quarters of and full year 2016, its preliminary revenue for the three months ended September 30, 2017 and its outlook for GENBAND-only, which preliminary results and outlook have been prepared by and the responsibility of GENBAND management (in millions):

	2017	2016

Q1 (three months ended March 31)	$86.2	$93.1
Q2 (three months ended June 30)	$99.0	$105.7
Q3 (three months ended September 30)	$84 to $85 (Prelim)	$104.6
Q4 (three months ended December 31)	$106 to $120 (Outlook)	$123.7
Full year	$375 to $390 (Outlook)	$427.1

The preliminary results and outlook for GENBAND are based upon currently available information and GENBAND’s management’s preliminary analysis.  GENBAND’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, the foregoing information.  Actual results may differ from these estimates.

Conference Call Details

Sonus will offer a live, listen-only webcast of the conference call to discuss its complete financial results for the third quarter ended September 30, 2017 on October 30, 2017, via the investor section of its website at http://investors.sonusnet.com/events.cfm, where a replay will also be available shortly following the conference call.

Conference call details:

Date:  October 30, 2017
Time:  8:30 a.m. (ET)
Dial-in number:  888-612-1048 - International callers:  +1-303-223-2690

Replay information:

A telephone playback of the call will be available following the conference call until November 13, 2017 and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers.  The reservation number for the replay is 21859826.

Sonus/GENBAND Merger - Special Meeting of Stockholders

•                  Sonus has announced that it has scheduled a special meeting of stockholders for Sonus stockholders to vote on the proposed combination of Sonus and GENBAND.  The Sonus special meeting will be held on Thursday, October 26, 2017, at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street in Boston, Massachusetts 02109.  Sonus stockholders of record as of the close of business on August 30, 2017 are entitled to vote at the Sonus special meeting.

•                  A special meeting of GENBAND shareholders to vote on the proposed combination will be held on Wednesday, October 25, 2017.

Additional Resources related to the potential merger of Sonus/GENBAND

•                  Read more about the proposed Sonus/GENBAND merger at https://www.rtcleaders.com/

•                  Access the Registration Statement on Form S-4 that includes a joint proxy statement of Sonus and GENBAND and certain of its affiliates and a prospectus of Solstice Sapphire Investments, Inc., a wholly-owned subsidiary of Sonus formed to act as a holding company in connection with the transaction, at http://investors.sonusnet.com/sec.cfm

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers.  With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

About GENBAND

GENBAND is a global leader in real-time communications software solutions for service providers, enterprises, independent software vendors, systems integrators and developers in over 80 countries. The company’s Network Modernization, Unified Communications, Mobility and Embedded Communications solutions enable its customers to quickly capitalize on growing market segments and introduce differentiating products, applications and services. GENBAND’s market-leading solutions, which are deployable in the network, on premise or through the cloud, help its customers connect people to each other and address the growing demands of today’s consumers and businesses for real-time communications wherever they happen to be. GENBAND’s award-winning Marketing Advantage Program offers partners free resources, training and campaigns to fuel their success in implementing GENBAND powered services. To learn more visit GENBAND.com.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE TRANSACTION HAS BEEN FILED WITH THE SEC

In connection with the proposed transaction involving Sonus and GENBAND, Solstice Sapphire Investments, Inc., a wholly-owned subsidiary of Sonus formed to act as a holding company in connection with the transaction (“NewCo”), has filed with the SEC a Registration Statement on Form S-4 that includes a preliminary joint proxy statement of Sonus and GENBAND and certain of its affiliates (the “GENBAND Parties”) and a prospectus of NewCo, and Sonus and the parties will file with the SEC other relevant documents concerning the proposed transaction.  The definitive joint proxy statement/prospectus has been mailed to Sonus stockholders and the GENBAND Party equity holders.  SONUS STOCKHOLDERS AND GENBAND PARTY EQUITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS

WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other filings containing information about Sonus at the SEC’s website at www.sec.gov.  The joint proxy statement/prospectus and the other filings may also be obtained free of charge from Sonus’ Investor Relations website (http://investors.sonusnet.com/) or by requesting them from Sonus’ corporate secretary at Sonus Networks, Inc., 4 Technology Park Drive, Westford, Massachusetts 01886, Attention: Corporate Secretary.

Sonus, NewCo, the GENBAND Parties and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Sonus stockholders in connection with the proposed transaction.  Information about the directors and executive officers of Sonus and their ownership of Sonus common stock and the GENBAND Parties and their ownership of equity in the applicable GENBAND Party is set forth in the joint proxy statement/prospectus.

NO OFFERS OR SOLICITATIONS

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements made by our chief executive officer in the section “Financial Highlights — Sonus-only” and statements regarding preliminary results and outlook for Sonus and GENBAND, our future results of operations and financial position, business strategy, strategic position, statements about the completion, timing and impact of the transactions described herein, and plans and objectives of management for future operations are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, adjustments identified in the course of the Company’s quarter-end and accounting review; the timing and impact of our proposed transaction with GENBAND; the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; our ability to realize benefits from the acquisitions that we have completed; the effects of disruption from the acquisitions that we have completed, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies with respect to acquisitions; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

GENBAND management’s forward-looking statements are based on their current expectations and assumptions regarding GENBAND’s business, the economy and future conditions, and such forward-looking statements are subject to the same factors described above, which factors could cause GENBAND’s actual results to differ materially from those anticipated in those forward-looking statements.

This release also contains statements about our agreement to effect a strategic combination with GENBAND resulting in a new combined company (collectively, the “Transaction”).  Many risks and uncertainties could cause actual results to differ materially from these forward-looking statements with respect to the Transaction, and these risks, as well as other risks associated with the proposed merger, are more fully disclosed in the joint proxy statement/prospectus that is included in the registration statement on Form S-4 (File No. 333-219008) that was filed with the SEC in connection with the proposed merger.

We caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part II, Item 1A. “Risk Factors”, Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: stock-based compensation, amortization of intangible assets, merger integration costs, patent litigation settlement expense, depreciation expense for an abandoned facility, acquisition-related expense, restructuring, certain gains included in other income (expense) and deferred income tax adjustments.  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

We consider certain merger integration costs to be unpredictable and dependent a significant number of factors that may be outside of our control.  We do not consider these merger integration costs to be related to the continuing operations of the combined business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of merger integration costs, may not be indicative of such future costs.  We believe that excluding merger integration costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In September 2017, we recorded $1.6 million of expense related to potential fines in connection with the ongoing SEC investigation.  In June 2016, we recorded $0.6 million of patent litigation settlement costs.  This amount is included as a component of General and administrative expense; however, we believe that such patent litigation settlement costs are not part of our core business or ongoing operations.  Accordingly, we believe that excluding this patent litigation settlement expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

In May 2017, we sold a block of IP addresses that we had acquired in connection with our acquisition of Network Equipment Technologies, Inc. (“NET”) and recognized a gain, net of commission and fees, of $0.6 million.  In July 2016, we sold the NET domain name to a third party and recognized a gain, net of commission and fees, of $0.8 million, and in December 2016, we sold a block of IP addresses which we had acquired in connection with our acquisition of Performance Technologies Inc. and recognized a gain, net of commission and fees, of $0.5 million.  These amounts are included as components of Other income, net, in the respective fiscal years.  We believe that such gains are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the other income arising from these sales facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We anticipate that we will reverse $2.0 million of deferred tax assets related to net operating loss carryforwards for our subsidiary in Canada based on positive earnings evidence in the subsidiary over a consecutive three-year period.  This adjustment will result in an income tax credit and reduce our provision in the reversal period.  We believe that such adjustments are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the income tax credit arising from the reversal of the deferred tax assets facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For More Information

Sara Leggat

(978) 614-8841

sleggat@sonusnet.com

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended					Three months ended
	September 30,			June 30,	March 31,	September 30,	June 30,	March 31,
	2017			2017	2017	2016	2016	2016

GAAP total gross margin		73.0%		65.3%	63.2%	67.0%	66.1%	64.9%
Stock-based compensation expense		0.3%		0.6%	0.8%	0.7%	0.7%	0.7%
Amortization of intangible assets		1.7%		2.9%	3.0%	2.2%	2.4%	2.8%
Non-GAAP total gross margin		75.0%		68.8%	67.0%	69.9%	69.2%	68.4%

Diluted earnings per share or (loss) per share
GAAP loss per share	$0.06	to	$0.07	$(0.25)	$(0.22)	$(0.08)	$(0.06)	$(0.09)
Stock-based compensation expense	0.08		0.08	0.09	0.07	0.13	0.09	0.08
Amortization of intangible assets	0.05		0.05	0.05	0.05	0.04	0.04	0.04
Merger integration costs	*		*	—	—	—	—	—
Settlement expense	0.03		0.03	—	—	—	0.01	—
Acquisition-related expense	0.03		0.03	0.09	*	0.02	—	—
Restructuring	—		—	0.01	0.01	0.03	—	—
Gains on sales of domain name and IP address blocks	—		—	(0.01)	—	(0.02)	—	—
Non-GAAP diluted earnings (loss) per share	$0.25		$0.26	$(0.02)	$(0.09)	$0.12	$0.08	$0.03

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,753		49,753	49,543	49,114	49,402	49,423	49,484
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	50,131		50,131	49,543	49,114	49,877	49,970	49,685

* Less than $0.1 impact on earnings (loss) per share

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended				Year ended
	September 30,			September 30,	December 31,
	2017			2016	2016

GAAP total gross margin		68.0%		66.1%	66.4%
Stock-based compensation expense		0.6%		0.6%	0.7%
Amortization of intangible assets		2.4%		2.5%	2.3%
Non-GAAP total gross margin		71.0%		69.2%	69.4%

Diluted earnings per share or (loss) per share
GAAP loss per share	$(0.40)	to	$(0.39)	$(0.23)	$(0.28)
Stock-based compensation expense	0.23		0.23	0.32	0.40
Amortization of intangible assets	0.14		0.14	0.11	0.15
Merger integration costs	*		*	—	—
Settlement expense	0.03		0.03	0.01	0.01
Acquisition-related expense	0.13		0.13	0.02	0.02
Restructuring	0.02		0.02	0.03	0.06
Gains on sales of domain name and IP address blocks	(0.01)		(0.01)	(0.02)	(0.03)
Non-GAAP diluted earnings (loss) per share	$0.14		$0.15	$0.24	$0.33

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,472		49,472	49,436	49,385
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,974		49,974	49,752	49,743

* Less than $0.1 impact on earnings (loss) per share

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

Outlook - Q3 and FY 2017

(unaudited)

	Three months ending
	September 30, 2017 (A)
Earnings per share
GAAP diluted earnings per share	0.05	to	0.08
Stock-based compensation expense	0.07		0.07
Amortization of intangible assets	0.05		0.05
Acquisition-related expense	0.01		0.01
Deferred tax asset adjustment	(0.01)		(0.01)
Non-GAAP outlook	$0.17		$0.20

	Year ending
	December 31,
	2017
Earnings (loss) per share
GAAP loss per share	$(0.46)
Stock-based compensation expense	0.30
Amortization of intangible assets	0.19
Settlement expense	0.03
Acquisition-related expense	0.23
Restructuring	0.02
Sale of IP address blocks	(0.01)
Deferred tax asset adjustment	(0.04)
Non-GAAP outlook	$0.26

(A)  As provided by Sonus on August 3, 2017